Exhibit 99.1

Contact:	Media:	Investors:
	Jeff Macdonald	John Elicker
	Communications	Investor Relations
	212-546-4824	212-546-3775
	jeffrey.macdonald@bms.com	john.elicker@bms.com

	Laura Hortas	Blaine Davis
	Communications	Investor Relations
	609-252-4587	212-546-4631
	laura.hortas@bms.com	blaine.davis@bms.com

BRISTOL-MYERS SQUIBB ANNOUNCES AGREEMENT IN PRINCIPLE TO SETTLE

FEDERAL INVESTIGATION INTO PRICING, SALES AND MARKETING PRACTICES

•	Company Lowers GAAP 2006 Earnings Guidance and Reaffirms non-GAAP 2006 Earnings Guidance

(NEW YORK, December 21, 2006) – Bristol-Myers Squibb Company (NYSE: BMY) (“the Company”), the United States Department of Justice, and the Office of the United States Attorney for the District of Massachusetts have reached an agreement in principle, subject to approval by the U.S. Department of Justice (DOJ), to settle several investigations involving the Company’s drug pricing, and sales and marketing activities. The investigations began several years ago.

The agreement in principle provides for a civil resolution and an expected payment of $499 million. There would be no criminal charges against the Company. The agreement in principle also provides for the Company to enter into a corporate integrity agreement with the Office of Inspector General (OIG) of the U.S. Department of Health and Human Services (HHS). The settlement is contingent upon the parties’ agreement to the terms of a final settlement agreement, including on the terms of the corporate integrity agreement, and approval by the DOJ. There can be no assurance that the settlement will be finalized.

As a result of the agreement in principle, the Company has increased its reserves related to these investigations by $353 million, bringing the aggregate reserves for these matters to $499 million. The increased reserve will be recorded in the fourth quarter of 2006. The aggregate reserves reflect the Company’s estimate of the expected probable loss with respect to these matters, assuming the settlement is finalized. If the settlement is not finalized, the amount reserved may not reflect eventual losses.

In addition, the Company will record an estimated pre-tax charge of $220 million for the previously disclosed debt restructuring completed in the fourth quarter. This charge is unrelated to the agreement in principle.

The two charges discussed above were not reflected in the Company’s previously issued 2006 earnings guidance. Accordingly, the Company is lowering its 2006 full-year earnings guidance for fully diluted earnings per share from continuing operations on a GAAP basis to between $0.72 and $0.77, from $0.97 and $1.02 as previously provided at the end of the third quarter of 2006. The Company’s revised GAAP guidance is based on the assumption that none of the expected payment under the settlement agreement will be tax deductible. The Company’s previous accrual of $146 million in connection with the matter also was recorded on the assumption that there would not be any tax benefit associated with the charge. The Company expects that a portion but not all of the expected $499 million settlement payment will be tax deductible, although the amount of the tax benefit cannot be reasonably estimated at this time.

The Company reaffirms its 2006 full-year earnings guidance of between $1.02 and $1.07 on a non-GAAP basis, with the expectation that its full-year non-GAAP earnings will be in the upper end of that range. The Company’s non-GAAP earnings guidance excludes “specified items” as discussed under “Use of Non-GAAP Financial Information,” below. Details reconciling adjusted non-GAAP amounts with the amounts reflecting specified items are also provided below. The non-GAAP guidance provided above does not include other specified items, which may occur during the remainder of the year, such as milestone payments in connection with previously announced external development, copromotion or alliance charges and payments for in-process research and development, gains or losses from asset disposals, charges related to new transactions, charges and recoveries relating to significant legal proceedings, and restructuring activities.

For additional discussion of the investigations referenced above, see “Item 1. Financial Statements Note 18. Legal Proceedings and Contingencies,” in the company’s Form 10-Q Quarterly Report for the period ending September 30, 2006.

Bristol-Myers Squibb is a global pharmaceutical and related health care products Company whose mission is to extend and enhance human life.

Use of Non-GAAP Financial Information

This press release contains non-GAAP earnings per share information adjusted to exclude certain costs, expenses, gains and losses and other specified items. Among the items in GAAP earnings but excluded for purposes of determining adjusted earnings are: gains or losses from sale of businesses and product lines; from sale or write-down of equity investments and from discontinuations of operations; restructuring items that meet the requirements of SFAS 112 for severance and SFAS 146 for other exit costs; accelerated depreciation charges under SFAS 144 related to restructuring items described above; asset impairments; charges and recoveries relating to significant legal proceedings; upfront and milestone payments for in-licensing of products that have not achieved regulatory approval that are immediately expensed; copromotion or alliance charges and payments for in-process research and development which under GAAP are immediately expensed rather than amortized over the life of the agreement; income from upfront and milestone payments that is immediately recognized for out-licensing of products, including deferred income recognized upon termination; costs of early debt retirement; and significant tax events, including the repatriation of special dividends pursuant to the AJCA. This information is intended to enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. For example, non-GAAP earnings per share information is an indication of the company’s baseline performance before items that are considered by the Company to be not reflective of the company’s operational results. In addition, this information is among the primary indicators the Company uses as a basis for evaluating company performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for diluted earnings per share prepared in accordance with GAAP.

BRISTOL-MYERS SQUIBB COMPANY

2006 FULL YEAR PROJECTED DILUTED EPS FROM CONTINUING OPERATIONS

IMPACT OF PROJECTED SPECIFIED ITEMS

Full Year 2006
Projected Diluted Earnings per Common Share from Continuing Operations	$0.72 to $0.77
Projected Specified Items:
Litigation matters*	0.18
Downsizing and streamlining of worldwide operations	0.08
Debt restructuring**	0.07
Licensing and milestone payments	0.02
Gain on sale of product asset	(0.06)
Insurance recoveries	(0.01)
Change in estimates for taxes on prior year items	0.02

Total	0.30

Projected Diluted Earnings per Common Share from Continuing Operations Excluding Specified Items	$1.02 to $1.07

*	Includes the litigation settlement matter discussed in the press release
**	Reflects the debt restructuring matter discussed in the press release

Bristol-Myers Squibb Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the prospective settlement of a litigation matter. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the settlement will be finalized and receive required approval from the U.S. Department of Justice. If the settlement is not finalized, there is no guarantee that claims would not be made against the company, and that there would not be a material financial impact. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2005, its Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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